EXHIBIT 10.22

NU SKIN ENTERPRISES, INC.
AMENDED AND RESTATED 2010 OMNIBUS INCENTIVE PLAN
PERFORMANCE STOCK OPTION AGREEMENT
This Performance Stock Option Agreement and Participant's grant details (the "Grant Summary"), which can be accessed in Participant's My Grants on the Morgan Stanley StockPlanConnect Website at www.stockplanconnect.com or the website of any other stock plan administrator selected by the Company in the future, (collectively, this "Agreement") set forth the terms and conditions of the Performance Options granted to Participant under the Amended and Restated Nu Skin Enterprises, Inc. 2010 Omnibus Incentive Plan (the "Plan").  In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail.  Unless otherwise defined herein, the capitalized terms in this Agreement shall have the same defined meaning assigned to them in the Plan.
1.   Grant of Performance Options.
1.1 Grant of Performance Options.  Effective as of the date of grant specified in the Grant Summary (the "Grant Date"), the Company grants to Participant Performance Options to purchase up to [*]% of the number of Shares specified in the Grant Summary (i.e. [*]% of the number of Performance Options that would vest upon achievement of [Performance Vesting Provisions], as set forth in Section 1.2)]. The Performance Options are Nonqualified Stock Options. Performance Options granted under this Agreement may not be exercised at any time until such Performance Options are vested, as provided in Section 1.2.
1.2 Vesting of Performance Options. The Performance Options shall vest and become exercisable as follows, except as otherwise provided in this Agreement, including pursuant to Sections 1.3 and 4:
[Performance Vesting Schedule]
1.3 Term of Performance Options.
(a) In the event Participant's Continuous Service (as defined below) is terminated for any reason prior to the full vesting of the Performance Options, the Performance Options granted hereunder shall terminate to the extent they are not vested as of the termination of Participant's Continuous Service, as determined in accordance with Section 9(f) below, and Participant shall not have any right to exercise such unvested Performance Options.
(b) Subject to the provisions of the Plan and this Agreement, including Section 4 hereof, all Performance Options granted hereunder that are vested but unexercised shall terminate on the earliest to occur of:

(1) the date on which Participant's Continuous Service is terminated for Cause (as defined in Section 1.6);
(2) [*] after the termination of Participant's Continuous Service for any reason other than as a result of Participant's death or Disability (as defined below);
(3) 12 months after the termination of Participant's Continuous Service due to Participant's death or Disability; or
(4) the seventh anniversary of the Grant Date.
(c) Notwithstanding the foregoing, any [Termination Provisions], as provided in Section 1.2, shall immediately terminate.
Notwithstanding the foregoing, if the exercise of Performance Options is prevented by the Company within the applicable time periods set forth in Section 1.3(b)(2) and (3) for any reason, the Performance Options shall not expire before the date that is 30 days after the date that Participant is notified by the Company that the Performance Options are again exercisable, but in any event no later than the seventh anniversary of the Grant Date.
For purposes of this Agreement:
"Continuous Service" means that Participant's service with the Company or a Subsidiary, whether as an Employee, Director, or Consultant, is not interrupted or terminated.  Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which Participant renders service to the Company or a Subsidiary as an Employee, Consultant, or Director, or a change in the entity for which Participant renders such service, provided that there is no interruption or termination of Participant's Continuous Service.  For example, a change in status from an Employee of the Company to a Consultant of a Subsidiary or a Director will not constitute an interruption of Continuous Service.  Subject to the requirements of applicable law, the Committee, in its sole discretion, shall determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by the Company or a Subsidiary, including sick leave, military leave or any other personal leave.
"Disability" means Participant (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death, or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of Participant's employer. Any question as to the existence of that Participant's physical or mental impairment as to which Participant or Participant's representative and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Participant and the Company (or its Subsidiary, as applicable).  If Participant and the Company (or its Subsidiary, as applicable) cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company or a Subsidiary and Participant shall be final and conclusive for all purposes of the Performance Options.

1.4 Exercise of Performance Options. Exercisable Performance Options may be exercised as provided on the Morgan Stanley StockPlanConnect Website at www.stockplanconnect.com (or the website of any other stock plan administrator selected by the Company in the future) or by written notice of such exercise, in the form prescribed by the Committee, to the person designated by the Committee at the corporate offices of the Company. The notice shall specify the number of Performance Options that are being exercised. Full payment of the Option Price as specified in the Grant Summary under "Grant Price" shall be made at the time of exercise in a manner set forth in the Plan, or in such other manner as may be approved by the Committee, consistent with the terms of the Plan, as it may be amended from time to time.
1.5 Stockholder Rights.  Unless and until Shares are issued by the Company upon exercise of the Performance Options, Participant shall have none of the rights or privileges of a shareholder of the Company (including voting, dividend and liquidation rights) with respect to the Shares covered by the Performance Options.
1.6 Change in Control. Notwithstanding any provision in this Agreement to the contrary, if, within six months prior to and in connection with a Change in Control or within two years following such Change in Control, Participant's employment is terminated (i) by the Company and its Subsidiaries without Cause, or (ii) by Participant for Good Reason, the vesting of outstanding Performance Options governed by this Agreement shall be accelerated such that the number of Performance Options specified in the Grant Summary (i.e. the number of Performance Options that would vest upon achievement of [Performance Vesting Provisions], as set forth in Section 1.2) shall be deemed to be vested in full immediately prior to the termination of Participant's employment.
For purposes of this Agreement:
"Cause" shall mean that Participant has engaged in any one of the following:
(a) a material breach by Participant of the Company's Key Employee Covenants or any employment agreement, which breach is not cured within any applicable cure period set forth the Company's Key Employee Covenants or employment agreement;
(b) any willful violation by Participant of any material law or regulation applicable to the business of the Company or any of its Subsidiaries;

(c) Participant's conviction of, or a plea of guilty or nolo contendere to, a felony or any willful perpetration of common law fraud; or
(d) any other willful misconduct by Participant that is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or any of its Subsidiaries.
For purposes of the foregoing, in determining whether a "material breach" has occurred, or whether there has been a willful violation of a "material" law or regulation, the standard shall be a breach or violation that is, or will reasonably likely be, materially injurious to the financial condition or business reputation of, or is, or will reasonably likely be, otherwise materially injurious to, the Company or any of its Subsidiaries.
"Good Reason" shall mean the occurrence any of the following events that result in a material negative change to Participant:
(a) without Participant's consent, a material reduction in the scope of Participant's duties and responsibilities or the level of management to which Participant reports;
(b) without Participant's consent, a reduction in base salary (other than an across-the-board reduction of not more than 10% applicable to all similarly situated employees);
(c) without Participant's consent, a material reduction in Participant's benefits in the aggregate (in terms of benefit levels) from those provided to Participant under any employee benefit plan, program and practice in which Participant participates;
(d) without Participant's consent, a relocation of Participant's principal place of employment of more than 50 miles from Participant's primary residence;
(e) the failure of the Company to have a successor entity specifically assume this Agreement or any employment agreement within 10 business days after a Change in Control; or
(f) a material breach by the Company a successor entity of this Agreement or any employment agreement.
Notwithstanding the foregoing, Good Reason shall only be found to exist if Participant, not later than 90 days after the initial occurrence of an event deemed to give rise to a right to terminate for Good Reason, has provided 30 days written notice to the Company prior to Participant's resignation indicating and describing the event resulting in such Good Reason, and the Company does not cure such event (other than the event in clause vi), which shall not be subject to cure) within 90 days following the receipt of such notice from Participant.

2. Securities Law Compliance.  Participant represents that Participant has received and carefully read a copy of the Prospectus for the Plan, together with the Company's most recent Annual Report to Stockholders.  Participant hereby acknowledges that Participant is aware of the risks associated with the Shares and that there can be no assurance the price of the Shares will not decrease in the future.  Participant hereby acknowledges no representations or statements have been made to Participant concerning the value or potential value of the Shares.  Participant acknowledges that Participant has relied only on information contained in the Prospectus and has received no representations, written or oral, from the Company or its employees, attorneys or agents, other than those contained in the Prospectus or this Agreement.  Participant acknowledges that the Company has made no representations or recommendations, and is not providing any tax, legal or financial advice, regarding Participant's participation in the Plan, or Participant's acquisition or sale of the underlying Shares.  Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
3. Transfer Restrictions.  Participant shall not transfer, assign, sell, encumber, pledge, grant a security interest in or otherwise dispose of the Performance Options subject to this Agreement in any manner other than by the laws of descent or distribution, and shall be exercised, during the lifetime of Participant, only by Participant.  Any such transfer, assignment, sale, encumbrance, pledge, security interest or disposition shall be void and shall result in the automatic termination of the Performance Options and this Agreement.
4. Forfeiture. If, at any time during Participant's Continuous Service or at any time during the 12-month period following termination of Participant's Continuous Service, Participant engages in conduct that constitutes Cause (as defined above), then at the election of the Committee, (a) this Agreement and all Performance Options granted hereunder shall terminate, and (b) Participant shall return to the Company for cancellation all Shares held by Participant plus pay the Company the amount of any proceeds received from the sale of any Shares to the extent such Shares were issued pursuant to Performance Options granted under this Agreement that were exercised (i) during the 12-month period immediately preceding the Cause, or (ii) on the date of or at any time after such Cause.
If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, the Committee may terminate any Performance Options granted hereunder or require Participant to reimburse the Company the amount of any payment or benefit received with respect to any Performance Options granted hereunder to the extent the Performance Options would not have been earned or accrued after giving effect to the accounting restatement.
5. Governing Plan Document.  This Agreement incorporates by reference all of the terms and conditions of the Plan, as presently existing and as hereafter amended.  Participant expressly acknowledges and agrees that the terms and provisions of this Agreement are subject in all respects to the provisions of the Plan.  Participant also expressly:

(a)
Acknowledges receipt of the Plan and represents that Participant is familiar with the provisions of the Plan, and that Participant enters into this Agreement subject to all of the provisions of the Plan;

(b)
Recognizes that the Committee has been granted complete authority to administer the Plan in its sole discretion, and agrees to accept all decisions related to the Plan and all interpretations of the Plan made by the Committee as final and conclusive upon Participant and upon all persons at any time claiming any interest through Participant in the Performance Options or the Shares subject to this Agreement; and

(c)
Acknowledges and understands that the establishment of the Plan and the existence of this Agreement are not sufficient, in and of themselves, to exempt Participant from the requirements of Section 16(b) of the Exchange Act and any rules or regulations promulgated thereunder, and that Participant (to the extent Section 16(b) applies to Participant) shall not be exempt from such requirements pursuant to Rule 16b-3 unless and until Participant shall comply with all applicable requirements of Rule 16b-3, including without limitation, the possible requirement that Participant must not sell or otherwise dispose of any Shares acquired pursuant to Performance Options unless and until a period of at least six months shall have elapsed between the date upon which such Performance Options were granted to Participant and the date upon which Participant desires to sell or otherwise dispose of such Shares.

6. Representations and Warranties.  As a condition to the receipt of any Shares upon exercise of the Performance Options, the Company may require Participant to make any representations and warranties to the Company that legal counsel to the Company may determine to be required or advisable under any applicable law or regulation, including without limitation, representations and warranties that the Shares are being acquired only for investment and without any present intention or view to sell or distribute any such Shares.
7. Compliance With Law and Regulations.  Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to deliver any Shares issuable upon exercise of the Performance Options prior to the completion of any registration or qualification of the Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission ("SEC") or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable.  Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares.  Further, Participant agrees that the Company shall have unilateral authority to amend the Plan and this Agreement without Participant's consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares.

8. Responsibility for Taxes.  Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant's employer (the "Employer"), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant's participation in the Plan and legally applicable to Participant or deemed by the Company or the Employer in its discretion to be an appropriate charge to Participant even if legally applicable to the Company or the Employer ("Tax-Related Items"), is and remains Participant's responsibility and may exceed the amount actually withheld by the Company or the Employer.  Participant further acknowledges that the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Performance Options, including, but not limited to, the grant, vesting or exercise of the Performance Options, the subsequent sale of any Shares acquired at exercise and the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Performance Options to reduce or eliminate Participant's liability for Tax-Related Items or achieve any particular tax result.  Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to any relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.
In this regard, Participant authorizes the Company and/or the Employer, or the respective agents of the Company and/or the Employer, at the Company's discretion, to satisfy withholding obligations with respect to all Tax-Related Items by one or a combination of the following:
(a)
withholding from proceeds of the sale of Shares acquired upon exercise of the Performance Options either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant's behalf pursuant to this authorization);

(b)	withholding from Participant's wages or other cash compensation paid to Participant by the Company and/or the Employer; or
(c)	withholding in Shares to be issued upon exercise of the Performance Options.

Depending on the withholding method, the Company and/or the Employer may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Share equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested Performance Options, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.
Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant's participation in the Plan that cannot be satisfied by the means previously described.  The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if Participant fails to comply with Participant's obligations in connection with the Tax-Related Items.

9. Nature of Grant.  In accepting the Performance Options, Participant acknowledges, understands and agrees that:
(a)	the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)
the grant of Performance Options is voluntary and occasional and does not create any contractual or other right to receive future grants of Performance Options, or benefits in lieu of Performance Options even if Performance Options have been granted in the past;

(c)
nothing in this Agreement or in the Plan shall confer upon Participant any right to continue in the employment or service of the Employer, the Company or any Subsidiary or be interpreted as forming an employment or services contract with the Employer, the Company or any Subsidiary and shall not interfere with or restrict any way the ability of the Employer, the Company or any Subsidiary, as applicable, to terminate Participant's employment or service relationship, if any;

(d)	all decisions with respect to future grants of Performance Options or other grants, if any, will be at the sole discretion of the Company;
(e)	Participant's participation in the Plan is voluntary; and
(f)
in the event of the termination of Participant's Continuous Service (as defined above) (for any reason whatsoever, whether or not later to be found invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant's employment agreement, if any), unless otherwise determined by the Company, Participant's right to vest in the Performance Options under the Plan, if any, will terminate as of the date Participant is no longer actively rendering services and will not be extended by any notice period (e.g., Participant's period of service would not include any contractual notice period or any period of "garden leave" or similar period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant's employment agreement, if any); similarly, any right to exercise Performance Options after termination of Participant's Continuous Service will be measured from the date Participant is no longer actively rendering services and will not be extended by any notice period; the Committee shall have the exclusive discretion to determine when Participant is no longer providing Continuous Service for purposes of this Agreement, including whether Participant may still be considered to be providing active service while on a leave of absence.

(g)	[Reserved].

10.    [Reserved].

11.   Miscellaneous Provisions.
11.1 Notices.  Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the sender's local mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the latest address on file or at such other address as such party may designate by ten days advance written notice under this Section to all other parties to this Agreement.
11.2 Waiver.  The failure of the Company in any instance to exercise any rights under this Agreement, including the forfeiture rights under Section 4, shall not constitute a waiver of any other rights that may subsequently arise under the provisions of this Agreement or any other agreement between the Company and Participant.  Participant acknowledges that no waiver by the Company of any breach of any provision of this Agreement shall operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other Participant, whether of like or different nature.
11.3 Imposition of Other Requirements & Participant Undertaking.  The Company reserves the right to impose other requirements on Participant's participation in the Plan, on the Performance Options and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons.  Participant hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out the foregoing or one or more of the obligations or restrictions imposed on either Participant or the Shares pursuant to the provisions of this Agreement.
11.4 Entire Contract.  This Agreement and the Plan constitute the entire understanding and agreement of the parties with respect to the subject matter contained herein.  This Agreement is made pursuant to, and incorporates by reference, the provisions of the Plan and shall in all respects be construed in conformity with the terms of the Plan.
11.5 [Reserved].
11.6 Electronic Delivery and Acceptance.  The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
11.7 Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon Participant, Participant's permitted assigns and the legal representatives, heirs and legatees of Participant's estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.  Participant may not assign this Agreement other than by the laws of decent and distribution.

11.8 Severability.  In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.
11.9 Governing Law and Choice of Venue.  The Performance Options and the provisions of this Agreement shall be governed by, and subject to, the laws of the State of Utah, United States, without regard to the conflict of law provisions, as provided in the Plan. For purposes of litigating any dispute that arises under this Agreement or this grant of Performance Options, the parties hereby submit to and consent to the jurisdiction of the State of Utah, agree that such litigation shall be conducted in the courts of Utah County, Utah, or the federal courts of the United States for the District of Utah, where this grant is made and/or to be performed.
11.10     [Reserved].
11.11     [Reserved].
11.12     [Reserved].
By electronically accepting this Agreement and participating in the Plan, Participant agrees to be bound by the terms and conditions in the Plan and this Agreement.  Within six months of the Grant Date, if Participant has not electronically accepted this Agreement on Morgan Stanley's website, or the website of any other stock plan service provider appointed by the Company, and has not otherwise rejected the grant, then this grant shall automatically be deemed accepted, and Participant shall be bound by the terms and conditions in the Plan and this Agreement.